Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Form S-8 Nos. 333-47539 and 333-56163) of CompX International Inc. of our report dated March 16, 2006 relating to the financial statements and financial statement schedule which appears in this 10-K.



PricewaterhouseCoopers LLP
Dallas, Texas
March 16, 2006